Heelys, Inc. Announces Agreement to Be Acquired by Sequential Brands Group, Inc. for $2.25 Per Share

DALLAS, Texas and Los Angeles, California, December 10, 2012 (GLOBE NEWSWIRE) — Heelys, Inc. (the “Company” or “Heelys”) (Nasdaq: HLYS) and Sequential Brands Group, Inc. (“Sequential”) (OTC BB: SQBG) announced today they have entered into an agreement and plan of merger dated December 7, 2012 (the “Merger Agreement”), pursuant to which Sequential will acquire all of the outstanding shares of common stock of Heelys for $2.25 per share in cash, or approximately $63.2 million (the “Sequential Transaction”).

Heelys also announced that, before entering into the Merger Agreement with Sequential, the Company’s board of directors (the “Board”) unanimously determined that the Merger Agreement constitutes a “superior proposal” under the terms and provisions of the Company’s previously-announced asset purchase agreement dated October 22, 2012 among The Evergreen Group Ventures, LLC (“Evergreen”), the Company and its subsidiaries (the “Evergreen Purchase Agreement”). Heelys has terminated the Evergreen Purchase Agreement, and the Company has agreed to pay Evergreen a termination fee, which, pursuant to the Merger Agreement, will be reimbursed by Sequential.

“The Sequential transaction represents an attractive outcome and is in the best interest of Heelys stockholders,” said Tom Hansen, Heelys President and CEO. “Their all-cash offer provides our stockholders with a fixed cash value and eliminates the need to proceed with the previously announced Plan of Dissolution.”

Yehuda Shmidman, CEO of Sequential, commented, “We are excited to be adding the Heelys brand to our portfolio. Heelys is recognized globally as a pioneer of skate shoes, and with its brand DNA rooted in innovation and skate, we see the potential for expansion in the future as a global lifestyle brand.” Mr. Shmidman added, “Fitting with Sequential’s brand-management business model, we have identified our long-term worldwide licensing partner for the core category of footwear, and will announce the partner and the team managing the Heelys brand shortly.”

Tengram Capital Partners advised Sequential on the transaction. William Sweedler, Managing Partner of Tengram and Chairman of Sequential, stated, “The Sequential model is simple: find great brands and marry them with equally great operating licensees to build on their core DNA. The acquisition of Heelys represents the second transaction completed by Sequential Brands Group since Tengram’s involvement with the company began earlier this year, and we are excited about the pipeline of opportunities to add more brands to Sequential’s portfolio in the future.”

The proposed merger with Sequential, which is subject to customary closing conditions, including receipt of Heelys stockholder approval, is expected to close in the first quarter of 2013. In connection with the Merger Agreement, Capital Southwest Venture Corporation and another stockholder of the Company, who collectively hold approximately 35.1% of the issued and outstanding shares of the Company’s common stock, have entered into voting agreements with Sequential pursuant to which they have agreed, among other things, to vote their shares in favor of the merger.

The Company’s Special Meeting of Stockholders scheduled for December 13, 2012 to consider and vote upon, among other things, the transactions contemplated by the Evergreen Purchase Agreement, the change of the Company’s name and the dissolution of the Company pursuant to a Plan of Liquidation and Dissolution (“Plan of Dissolution”), has been canceled. The Company’s stockholders are instructed to disregard the Company’s previously filed proxy statement and related solicitation materials regarding the Evergreen Purchase Agreement, the name change, and the dissolution of the Company pursuant to the Plan of Dissolution.

Additional information regarding the Sequential Transaction will be included in a proxy statement the Company intends to file with the Securities and Exchange Commission and distribute to its stockholders.  The Company’s proxy statement will include information regarding the timing of a Special Meeting of the Company’s stockholders to adopt the Merger Agreement.

Roth Capital Partners, LLC is serving as exclusive financial advisor to Heelys and has delivered a fairness opinion in connection with the merger. Gardere Wynne Sewell LLP is serving as legal advisor to Heelys. Skadden, Arps, Slate, Meagher & Flom LLP is serving as legal advisor to Sequential.

THE COMPANY’S Stockholders are encouraged to read carefully the Proxy Statement and its annexes and the Notice of Special Meeting AND THE OTHER MATERIALS FILED OR PROVIDED TO the SECURITIES AND EXCHANGE COMMISSION REGARDING THE SEQUENTIAL TRANSACTION WHEN THEY BECOME AVAILABLE, because these documents WILL contain IMPORTANT information rEGARDING THE COMPANY AND the MATTERS TO BE VOTED ON AT THE SPECIAL MEETING. Any Stockholder who is in doubt as to how to make any decision regarding the matters to be voted on at the meeting should consult his, her or its financial, legal or other professional advisors.

About Heelys, Inc.

Heelys, Inc. designs, markets and distributes innovative, action sports-inspired products primarily under the HEELYS(R) brand targeted to the youth market. The Company’s primary product, HEELYS-wheeled footwear, is patented dual purpose footwear that incorporates a stealth, removable wheel in the heel. HEELYS-wheeled footwear allows the user to seamlessly transition from walking or running to rolling by shifting weight to the heel. Users can transform HEELYS-wheeled footwear into street footwear by removing the wheel. HEELYS-wheeled footwear provides users with a unique combination of fun and style that differentiates it from other footwear and wheeled sports products.

About Sequential Brands Group, Inc.

Sequential Brands Group, Inc. (OTC:SQBG) owns, promotes, markets, and licenses a portfolio of consumer brands that presently include William Rast®, People’s Liberation® and DVS Action Sports. Sequential ensures that its brands continue to thrive and grow by employing strong brand management, design and marketing teams. Sequential has licensed and intends to license its brands in a variety of consumer categories to retailers, wholesalers and distributors in the United States and in certain international territories. For more information, please visit Sequential’s corporate web site at: www.sequentialbrandsgroup.com. The reference to such website address does not constitute incorporation by reference of the information contained on, or linked to, such website and none of such information is part of this press release or any other document.

Additional Information and Where to Find It

This communication may be deemed to be solicitation material in respect of the Sequential Transaction and related matters.

The proxy statement, a Notice of Special Meeting and related materials with respect to the Sequential Transaction, when they become available, will be available without charge on our website at http://investors.heelys.com or by writing to: Corporate Secretary, Heelys, Inc., 3200 Belmeade Drive, Ste. 100, Carrollton, Texas 75006.  These documents also will become available on the website maintained by the Securities and Exchange Commission at www.sec.gov.  The reference to such website addresses does not constitute incorporation by reference of the information contained on, or linked to, such websites and none of such information is part of this press release or any other document.

Participants in Solicitation

The Company and its directors, executive officers and other members of its management may be deemed to be participants in the solicitation of proxies from the Company’s stockholders in connection with the Sequential Transactions and related matters. Information concerning the interests of the Company’s participants in the solicitation, and any deemed participants in the solicitation, will be set forth in the proxy statement with respect to the Sequential Transaction and in the Company’s periodic reports previously or in the future filed with the Securities and Exchange Commission. Each of these documents is, or will be, available as described above.

Forward-Looking Statements

Certain statements in this press release and oral statements made from time to time by representatives of the Company are forward-looking statements (“forward-looking statements”) that involve risks and uncertainties. For this purpose, any statements contained in this press release that are not statements of historical fact may be deemed to be forward-looking statements. When used in this press release and in documents referenced herein, forward-looking statements include, without limitation, statements regarding our expectations, beliefs or intentions that are signified by terminology such as “subject to,” “believes,” “anticipates,” “plans,” “expects,” “intends,” “estimates,” “may,” “will,” “should,” “can,” the negatives thereof, variations thereon and similar expressions. Such forward-looking statements reflect the Company’s current views with respect to future events, based on what the Company believes are reasonable assumptions; however, such statements are subject to certain risks, uncertainties and other factors. Our actual results may differ materially from those anticipated in any forward-looking statements due to known and unknown risks, uncertainties and other factors. The section entitled “Risk Factors” set forth in Item 1A of Part I of our Annual Report on Form 10-K for the year ended December 31, 2011, in Item 1A of Part II of our Quarterly Report on Form 10-Q for the quarterly period ended September 30, 3012 and in similar discussions in our other Securities and Exchange Commission filings, discuss some of the important risks, uncertainties and other factors that may affect our business, results of operations and financial condition. The Company’s stockholders are urged to consider such risks, uncertainties and factors carefully in evaluating the forward-looking statements and are cautioned not to place undue reliance on such forward-looking statements.  Should one or more of these risks, uncertainties or factors materialize, or should underlying assumptions prove incorrect, actual results may differ materially from those in the forward-looking statements.  The Company disclaims any intention or obligation to update or review any forward-looking statements or information, whether as a result of new information, future events or otherwise.  The Company undertakes no obligation to comment on analyses, expectations or statements made by third-parties in respect of the Company, the Sequential Transaction or related matters.

CONTACT:	Heelys, Inc.

Craig Storey, 214-390-1831

Chief Financial Officer

Sequential Brands Group, Inc.

Gary Klein, gklein@sequentialbrandsgroup.com

Chief Financial Officer